                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           HENRY SCHEIN(REGISTERED)
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                       [LOGO HENRY SCHEIN(REGISTERED)]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 26, 1999

                         ------------------------------

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Henry Schein, Inc. (the "Company"), to be held at 4:00 p.m., on Wednesday, May 26, 1999 at the Huntington Hilton, 598 Broadhollow Road, Melville, New York.

The Annual Meeting will be held for the following purposes:

     1.  To elect 12 directors of the Company for terms expiring in 2000.

     2. To amend the Company's 1994 Stock Option Plan to increase the number of shares issuable under the Plan and to permit the grant of options to certain consultants to the Company and its subsidiaries.

     3. To ratify the selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 25, 1999.

     4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on April 8, 1999 are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

     Whether or not you expect to attend the meeting in person, please complete, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States.

                                          STANLEY M. BERGMAN
                                          Chairman, Chief Executive Officer
                                            and President

Melville, New York
April 22, 1999

                               HENRY SCHEIN, INC.
                                135 DURYEA ROAD
                            MELVILLE, NEW YORK 11747

                         ------------------------------

                                PROXY STATEMENT

                         ------------------------------

     The Board of Directors of Henry Schein, Inc. (the "Company") has fixed the close of business on April 8, 1999 as the record date for determining the holders of the Company's common stock, par value $.01 per share (the "Common Stock"), entitled to notice of and to vote at the 1999 Annual Meeting of Stockholders (the "Annual Meeting"). As of that date, 40,639,898 shares of Common Stock were outstanding, each entitled to one vote. The Notice of Annual Meeting, this Proxy Statement and the form of proxy are first being mailed to stockholders of record of the Company on or about April 26, 1999. A copy of the Company's 1998 Annual Report to Stockholders is being mailed with this Proxy Statement but is not incorporated herein by reference.

     Abstentions are counted as votes cast on proposals presented to stockholders, whereas broker non-votes are not considered votes cast and the shares represented by broker non-votes on any proposal are considered present but not eligible to vote on such proposal. Abstentions and broker non-votes will have no effect on the election of directors (Proposal 1), which is by plurality vote, but abstentions will, in effect, be votes against the proposed amendments to the Company's 1994 Stock Option Plan (Proposal 2) and the ratification of the selection of independent public accountants (Proposal 3), as these items require the affirmative vote of a majority of the shares present and eligible to vote on such matters.

     The expense of this proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or other means by directors or employees of the Company or its subsidiaries without additional compensation. The Company will reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in mailing proxy materials to the beneficial owners of shares held of record by such persons. In addition, the Company has retained Georgeson & Company, Inc. of New York, New York, a proxy solicitation organization, to assist in the solicitation of proxies. The fee of such organization in connection herewith is estimated to be $12,000, plus reasonable out-of-pocket expenses.

     The enclosed proxy is solicited by the Board of Directors of the Company. It may be revoked at any time prior to its exercise by giving written notice of revocation to the Secretary of the Company, by executing a subsequent proxy and delivering it to the Secretary of the Company, or by attending the meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents certain information regarding beneficial ownership of the Company's Common Stock as of April 8, 1999 by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table on page 12 of this Proxy Statement and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                                                                                  SHARES
                                                                            BENEFICIALLY OWNED
                                                                           ---------------------
                                                                                        PERCENT
NAME AND ADDRESS (1)                                                        NUMBER      OF CLASS
------------------------------------------------------------------------   ---------    --------
Stanley M. Bergman (2)..................................................   6,242,452      15.4%
Marvin H. Schein, Individually and as Trustee (3).......................   6,242,452      15.4%
Leslie J. Levine, as Trustee (4)........................................   2,510,006       6.2%
Pamela Schein (5).......................................................   1,617,503       4.0%
Irving Shafran and Judith Shafran, as Trustees (5)......................   1,617,503       4.0%
Marion Bergman, as Trustee (6)..........................................     856,564       2.1%
Lawrence O. Sneag, as Trustee (7).......................................     856,564       2.1%
Barry J. Alperin (8)....................................................       7,166         *
Gerald A. Benjamin (9)..................................................      82,193         *
James P. Breslawski (10)................................................     131,102         *
Leonard A. David (11)...................................................      36,183         *
Larry M. Gibson (12)....................................................     406,550       1.0%
Bruce J. Haber (13).....................................................     414,788       1.0%
Pamela Joseph (14)......................................................     340,180         *
Donald J. Kabat (15)....................................................       6,966         *
Mark E. Mlotek (16).....................................................      49,545         *
Steven Paladino (17)....................................................      90,894         *
AMVESCAP PLC (18).......................................................   2,116,812       5.2%
Marsh & McLennan Companies, Inc. (19)...................................   5,410,527      13.3%
Directors and Executive Officers as a Group (17 persons) (20)...........   7,357,889      17.7%

------------------------------
 * Represents less than 1%.

(1) Unless otherwise indicated, the address for each person is c/o Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747.

(2) Represents 11,432 shares that Mr. Bergman owns directly and has the power to vote and the power to dispose of in accordance with the HSI Agreement (as defined herein), 856,564 shares over which Marion Bergman, Mr. Bergman's wife, has voting and dispositive power, subject to the HSI Agreement, as trustee under certain trusts established by Mr. Bergman for his benefit and/or the benefit of his family members, and 5,374,456 shares held by certain other stockholders that are parties to the HSI Agreement. All of the foregoing shares are required by the HSI Agreement to be voted for certain nominees for election as directors of the Company selected by Mr. Bergman in accordance with the HSI Agreement. See "ELECTION OF DIRECTORS--Certain Voting Arrangements."

(3) Represents 592,382 shares that Mr. Schein owns directly, and has the power to vote and the power to dispose of in accordance with the HSI Agreement, 2,510,006 shares owned by trusts for the benefit of Mr. Schein and members of his family and/or charities of which Mr. Schein and Leslie J. Levine are co-trustees, as to which Mr. Schein shares the power to vote and to dispose of in accordance with the HSI Agreement, and 3,140,064 additional shares held by certain stockholders that are parties to the HSI Agreement.
    Mr. Schein has the right to nominate certain of the members of the Board of Directors in accordance with the HSI Agreement. All of the 6,242,452 shares of Common Stock that are subject to the HSI Agreement are required to be voted for the nominees for election as directors selected in accordance with the HSI Agreement. See "ELECTION OF DIRECTORS--Certain Voting Arrangements."

(4) Mr. Levine holds such shares as co-trustee of trusts for the benefit of Marvin H. Schein and members of his families and/or charities. Mr. Levine shares the power to vote and to dispose of such shares in accordance with the HSI Agreement. All of such shares must be voted for the nominees for election as directors selected in accordance with the HSI Agreement. See "ELECTION OF DIRECTORS--Certain Voting Arrangements."

(5) The shares are owned by a revocable trust established by Ms. Schein of which Mr. Shafran and Ms. Shafran are co-trustees. Mr. Shafran and Ms. Shafran, as trustees, have the power to dispose of such shares in accordance with the HSI Agreement. Ms. Schein has the power to vote and dispose of such shares upon her revocation of the trust, subject to the HSI Agreement. All of such shares are required to be voted for the nominees for election as directors selected in accordance with the HSI Agreement. See "ELECTION OF DIRECTORS--Certain Voting Arrangements."

(6) Ms. Bergman holds such shares as a trustee or co-trustee of trusts established by Stanley M. Bergman for the benefit of Mr. Bergman and/or his family members. Ms. Bergman has the power to vote and to dispose of such shares in accordance with the HSI Agreement. All of such shares must be voted for the nominees for election as directors selected in accordance with the HSI Agreement. See "ELECTION OF DIRECTORS--Certain Voting Arrangements."

(7) Mr. Sneag holds such shares as a trustee or co-trustee of trusts established by Stanley M. Bergman for the benefit of Mr. Bergman and/or his family members. Mr. Sneag has the power to vote and to dispose of such shares in accordance with the HSI Agreement. All of such shares must be voted for the nominees for election as directors selected in accordance with the HSI Agreement. See "ELECTION OF DIRECTORS--Certain Voting Arrangements."

(8) Represents 1,000 shares owned directly and options to purchase 6,166 shares that either are exercisable or will become exercisable within 60 days.

(9) Represents 21,660 shares owned directly and options to purchase 60,533 shares that either are exercisable or will become exercisable within 60 days.

(10) Includes 114,602 shares that Mr. Breslawski has the power to vote and dispose of in accordance with the HSI Agreement and must be voted for the nominees for election as directors selected in accordance with the HSI Agreement. In addition, Mr. Breslawski owns options to purchase 16,500 shares of Common Stock that either are or will become exercisable within 60 days, which shares will be subject to the HSI Agreement upon issuance. See "ELECTION OF DIRECTORS--Certain Voting Arrangements."

(11) Represents 5,620 shares owned directly and options to purchase 30,563 shares that either are exercisable or will become exercisable within 60 days.

(12) Represents 374,850 shares owned directly and options to purchase 31,700 shares that either are exercisable or will become exercisable within 60 days.

(13) Represents 27,193 shares owned directly, including 24,474 shares subject to a Restricted Stock Agreement, and options to purchase 387,595 shares that either are exercisable or will become exercisable within 60 days.

(14) Ms. Joseph has the power to dispose of such shares in accordance with the HSI Agreement. All of such shares are required to be voted for the nominees for election as directors selected in accordance with the HSI Agreement. See "ELECTION OF DIRECTORS--Certain Voting Arrangements."

(15) Represents 800 shares owned directly and options to purchase 6,166 shares that either are exercisable or will become exercisable within 60 days.

(16) Represents 1,612 shares owned directly, options to purchase 43,133 shares that either are exercisable or will become exercisable within 60 days, and 4,800 shares that Mr. Mlotek has the power to vote as trustee of trusts for certain third parties.

(17) Includes 21,360 shares that Mr. Paladino has the power to dispose of in accordance with the HSI Agreement and must be voted for the nominees for election as directors selected in accordance with the HSI Agreement. In addition, Mr. Paladino owns options to purchase 69,534 shares that either are exercisable or will become exercisable within 60 days, which shares will be subject to the HSI Agreement upon issuance. See "ELECTION OF DIRECTORS--Certain Voting Arrangements."

(18) The principal addresses of AMVESCAP PLC are 11 Devonshire Square, London EC2M 4YR, England and 1315 Peachtree Street, N.E., Atlanta, Georgia 30309. The information regarding the stock holdings of AMVESCAP PLC and its affiliate is based on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 1999. The Schedule 13G was filed jointly by AMVESCAP PLC and its subsidiaries, AVZ, Inc., AIM Management Group Inc., AMVESCAP Group Services, Inc., INVESCO, Inc., INVESCO North American Holdings, Inc., INVESCO Capital Management, Inc., INVESCO Funds Group, Inc., INVESCO Management & Research, Inc., INVESCO Realty Advisors, Inc. and INVESCO (NY) Asset Management, Inc. According to the Schedule 13G, AMVESCAP, indirectly through its subsidiaries, has shared voting and dispositive power over the shares shown in the table.

(19) The principal address of Putnam Investments, Inc. is One Post Office Square, Boston, Massachusetts 02109. Information regarding the stockholdings of Putnam Investments, Inc. and its affiliates is based on a
     Schedule 13G filed by Putnam Investments, Inc. with the Securities and Exchange Commission on February 18, 1999 on behalf of itself, its parent holding company, Marsh & McLennan Companies, Inc., and its subsidiaries Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. According to the Schedule 13G, Putnam Investments, Inc., through these registered investment advisor subsidiaries, has shared voting and dispositive power over the shares shown in the table, which are beneficially owned by clients of such investment advisors. Marsh & McLennan Companies, Inc. and Putnam Investments, Inc., disclaim beneficial ownership of all of these shares.

(20) Includes (a) all shares described in the preceding notes (2) through (17), and (b) 17,690 shares, and options to purchase 94,356 shares that either are exercisable or will become exercisable within 60 days, held by other executive officers.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     Twelve directors are to be elected at the Annual Meeting to serve until the 2000 Annual Meeting of Stockholders and until their successors are elected and qualified. The Board of Directors has approved the persons named below as nominees and the enclosed proxy, if executed and returned, will be voted for the election of all of such persons except to the extent the proxy is specifically marked to withhold such authorities with respect to one or more of such persons as provided therein. Each of the nominees currently serves as a director and was elected by the stockholders at the 1998 Annual Meeting. All of the nominees have consented to be named and, if elected, to serve. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted in the discretion of the persons acting pursuant to the proxy for the election of other nominees. Directors will be elected by plurality vote. Set forth below is certain information concerning the nominees:

NAME                                                    AGE                         POSITION
-----------------------------------------------------   ---   -----------------------------------------------------
Stanley M. Bergman...................................   49    Chairman, Chief Executive Officer, President and
                                                                Director

James P. Breslawski..................................   45    Executive Vice President and Director

Bruce J. Haber.......................................   46    Executive Vice President, President of the Medical
                                                                Group and Director

Gerald A. Benjamin...................................   46    Senior Vice President--Administration and Director

Steven Paladino......................................   42    Senior Vice President, Chief Financial Officer and
                                                                Director

Leonard A. David.....................................   50    Vice President--Human Resources, Special Counsel and
                                                                Director

Mark E. Mlotek.......................................   43    Vice President, General Counsel, Secretary and
                                                                Director

Barry J. Alperin.....................................   58    Director

Pamela Joseph........................................   56    Director

Donald J. Kabat......................................   63    Director

Marvin H. Schein.....................................   57    Director

Irving Shafran.......................................   55    Director

     STANLEY M. BERGMAN has been Chairman, Chief Executive Officer, and President since 1989 and a director of the Company since 1982. Mr. Bergman held the position of Executive Vice President of the Company and Schein Pharmaceutical, Inc. from 1985 to 1989 and Vice President of Finance and Administration of the Company from 1980 to 1985. Mr. Bergman is a certified public accountant.

     JAMES P. BRESLAWSKI has been an Executive Vice President of the Company since 1990, with primary responsibility for the North American Dental Group, the Veterinary Group and corporate creative services, and a director of the Company since 1990. Between 1980 and 1990, Mr. Breslawski held various positions with the Company, including Chief Financial Officer, Vice President of Finance and Administration and Controller. Mr. Breslawski is a certified public accountant.

     BRUCE J. HABER became an Executive Vice President of the Company and President of the Medical Group in August 1997 in connection with its acquisition of Micro Bio-Medics, Inc. ("MBM"), and became a director of the Company in November 1997. He had been the President of MBM since 1983 and a director of MBM since 1981.

     GERALD A. BENJAMIN has been Senior Vice President of Administration since January 1993, including responsibility for the worldwide human resource function, and has been a director of the Company since September 1994. Prior to holding his current position, Mr. Benjamin was the Company's Vice President of

Customer Satisfaction from 1993 to 1998, Vice President of Distribution Operations from 1990 to December 1992, and Director of Materials Management from 1988 to 1990. Before joining the Company in 1988, Mr. Benjamin was employed for 13 years in various management positions at Estee Lauder, where his last position was Director of Materials Planning and Control.

     STEVEN PALADINO has been Senior Vice President and Chief Financial Officer of the Company since April 1993 and has been a director of the Company since December 1992. From 1990 to April 1993, Mr. Paladino served as Vice President and Treasurer and from 1987 to 1990 served as Corporate Controller of the Company. Before joining the Company in 1987, Mr. Paladino was employed as a public accountant for seven years and most recently was with the international accounting firm of BDO Seidman, LLP. Mr. Paladino is a certified public accountant.

     LEONARD A. DAVID has been Vice President of Human Resources and Special Counsel since January 1995. Mr. David held the office of Vice President, General Counsel and Secretary from 1990 to January 1995 and practiced corporate and business law for eight years prior to joining the Company in 1990. Mr. David has been a director of the Company since September 1994.

     MARK E. MLOTEK joined the Company in December 1994 as Vice President, General Counsel and Secretary and became a director of the Company in September 1995. Prior to joining the Company, Mr. Mlotek was a partner in the law firm of Proskauer Rose LLP, specializing in mergers and acquisitions, corporate reorganizations and tax law from 1989 until he joined the Company.

     BARRY J. ALPERIN has been a director of the Company since May 1996.
Mr. Alperin has been a private consultant since August 1995. Mr. Alperin served as Vice Chairman of Hasbro, Inc. from 1990 through July 1995. Mr. Alperin served as Co-Chief Operating Officer of Hasbro, Inc. from 1989 through 1990 and as its Senior Vice President and Executive Vice President from 1985 through 1989.
Mr. Alperin currently serves as a director for Seaman Furniture Company, Inc., a furniture retailing company, and K'nex Industries, Inc., a wholesale toy company.

     PAMELA JOSEPH has been a director of the Company since September 1994. For the past five years, Ms. Joseph has been a self-employed artist and is President of Anderson Ranch Arts Center. Ms. Joseph is also a trustee of Alfred University.

     DONALD J. KABAT has been a director of the Company since May 1996.
Mr. Kabat is President of D.K. Consulting Services, Inc. and served as Chief Financial Officer of Central Park Skaters, Inc. from September 1992 to September 1995. From 1970 to 1992, Mr. Kabat was a partner in Andersen Consulting, an affiliate of Arthur Andersen, LLP.

     MARVIN H. SCHEIN has been a director of the Company since September 1994 and has provided consulting services to the Company since 1982. Mr. Schein founded Schein Dental Equipment Corp., a subsidiary of the Company, and served as its President for 16 years. Prior to founding Schein Dental Equipment Corp., Mr. Schein held various management and executive positions with the Company.

     IRVING SHAFRAN has been a director of the Company since September 1994 and was nominated by Pamela Schein as her designee for director of the Company.
Mr. Shafran has been an attorney in private practice for the past 25 years. From 1991 through December 1995, Mr. Shafran was a partner in the law firm of Anderson Kill Olick and Oshinsky, PC.

CERTAIN VOTING ARRANGEMENTS

     The Amended and Restated HSI Agreement dated as of February 16, 1994, as amended (the "HSI Agreement"), among certain stockholders of the Company, which was entered into in connection with the Company's reorganization, provides that from January 1, 1999 until the earliest of (i) January 1, 2004, (ii) the first date on which Marvin H. Schein and his family group no longer beneficially own at least 25% of the outstanding Common Stock that they owned immediately after the reorganization, or (iii) the date on which certain changes in the Company's management occur, Stanley M. Bergman has the right to designate the nominees for election to the Board of Directors; provided, however, that if Marvin H. Schein does not approve such nominees, Mr. Bergman and Mr. Schein will each select that number of nominees (of which one must be an

Independent Nominee, as defined in the HSI Agreement), equal to one-half of the entire Board, rounded down to the nearest whole number and the remaining nominee (if there is an odd number of directors) will be elected by the two independent nominees. The parties to the HSI Agreement, who have the right to vote approximately 15.4% of outstanding shares of Common Stock eligible to vote at the 1999 Annual Meeting, are required to vote for all such nominees. If any director previously nominated pursuant to the HSI Agreement ceases to hold office, the individual who nominated such director shall have the right to nominate his or her successor.

BOARD MEETINGS AND COMMITTEES

     During the fiscal year ended December 26, 1998 ("fiscal 1998"), the Board of Directors held five meetings.

     The Company has an Executive Committee, which currently consists of Messrs. Bergman, Benjamin, Breslawski, Paladino and Schein. The Executive Committee may exercise all of the powers and authority of the Board of Directors, except that it does not have the power or authority to adopt, approve or recommend to stockholders any action or matter that is required by Delaware law to be submitted to the stockholders for approval, or to adopt, amend or repeal any bylaw of the Company. The Executive Committee did not meet in fiscal 1998.

     The Board of Directors has an Audit Committee, which currently consists of Messrs. Alperin and Kabat. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibility, the Audit Committee recommends to the Board of Directors, subject to stockholder approval, the selection of the Company's independent public accountants. The Audit Committee also reviews the Company's consolidated financial statements and the adequacy of the Company's internal controls. The Audit Committee meets with the independent public accountants to discuss the results of their audit of the Company, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee held two meetings in fiscal 1998.

     The Board of Directors has a Compensation Committee, which currently consists of Messrs. Alperin and Kabat. The Compensation Committee makes recommendations regarding the compensation and benefit policies and procedures of the Company. The Compensation Committee held four meetings during fiscal 1998.

     The Board of Directors has a Stock Option Committee which currently consists of Messrs. Alperin and Kabat. The Stock Option Committee determines grants under the Company's 1994 Stock Option Plan. The Stock Option Committee held four meetings during fiscal 1998.

COMPENSATION OF DIRECTORS

     In fiscal 1998, Messrs. Alperin and Kabat each received a $25,000 annual retainer and an additional $1,000 per board meeting and $500 per committee meeting attended (or $750 if such committee meeting was held on a day other than a day on which a board meeting was held), and were granted options to purchase 1,500 shares of the Company's Common Stock. Directors are reimbursed for their out-of-pocket expenses in attending board meetings and committee meetings.

                                   PROPOSAL 2
                               AMENDMENT OF 1994
                                STOCK OPTION PLAN

     The Company maintains the Henry Schein, Inc. 1994 Stock Option Plan, as amended ("Stock Option Plan"), for the benefit of key employees of the Company and its subsidiaries. The proposed amendments to the Stock Option Plan, which was unanimously adopted by the Board of Directors on April 6, 1999, subject to stockholder approval at the 1999 Annual Meeting, would (i) increase the number of shares of Common Stock issuable upon the exercise of Class B Options granted under the Stock Option Plan by approximately 3.1% of the currently outstanding shares of Common Stock, or 1,250,000 shares, and (ii) permit the grant of options to Consultants (as defined below) to the Company and its subsidiaries. The proposed amendments would not change the number of shares of Common Stock issuable upon the exercise of Class A Options, the maximum number of which have been issued.

     If the proposed amendments are approved, the first sentence of
Section 5(b) of the Stock Option Plan would read in its entirety as follows:

         Subject to adjustment as provided in this Section 5, the maximum aggregate number of Shares that may be issued under the Plan shall be 5,179,635 shares of Common Stock, of which a maximum of 237,897 of such Shares shall be covered by Class A Options and the balance of such Shares shall be covered by Class B Options.

The Board of Directors believes that it is desirable to increase the total number of shares available under the Stock Option Plan in order to attract, motivate and retain key employees (and, pursuant to the proposed amendments, Consultants) of the Company and its subsidiaries, including in connection with acquisitions by the Company of other corporations or businesses. Amendments to the Stock Option Plan adopted by the Company's stockholders in 1997 and 1998 increased the number of shares of Common Stock issuable under the Stock Option Plan by an aggregate of 3,250,000 shares. Of the options granted under the Stock Option Plan that were outstanding on April 8, 1998, options with respect to approximately 1,462,525 shares had been granted in connection with acquisitions by the Company, and options with respect to an aggregate of 1,910,600 shares had been granted under the Company's annual compensation programs. Only an aggregate of approximately 30,000 shares remain available under the Stock Option Plan for future option grants. Of the total options to purchase shares of Common Stock that were outstanding as of April 8, 1999, options to purchase 3,373,000 shares of Common Stock had been granted under the Stock Option Plan (including those granted in connection with acquisitions), and options to purchase an additional 1,425,000 shares of Common Stock had been granted upon the Company's assumption of options that had been issued by acquired public companies prior to their acquisition by the Company. The aggregate number of shares subject to outstanding options that were not granted in connection with acquisitions was equal to approximately 4.7% of the shares of Common Stock outstanding on that date.

Similarly, the Board of Directors believes that amending the Stock Option Plan to permit the grant of options to key consultants would assist the Company in attracting, motivating and retaining consultants whose services are important to the growth and success of the Company and its subsidiaries. As is the case with key employees, the grant of options to key consultants would also help align the interests of such consultants with those of the Company's stockholders. The proposed amendments would permit the grant of options to "Consultants", which term would be defined as follows:

         "Consultant" means any natural person (or any wholly-owned corporate alter ego of any natural person) who is not an employee of the Company and who provides key bona fide consulting or advisory services to the Company, as determined by the Committee, which services are not in connection with the offer and sale of securities in a capital-raising transaction.

Consultants would not be entitled to receive options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986 (the "Code"). The shares issuable upon the exercise of options granted to consultants would count against the aggregate number of shares that may be issued under the Stock Option Plan discussed above. The other provisions of the Stock Option Plan relating to options granted to key employees, including, without limitation, the consequences of termination of employment with the Company on the exercisability of such options, would also be amended to apply on a parallel basis to options granted to Consultants.

     Description of the Stock Option Plan

     The purpose of the Stock Option Plan is to enable the Company and its designated subsidiaries to attract, retain and motivate key employees (and, if the proposed amendments are adopted, Consultants) who are important to the success and growth of the Company and to create a mutuality of interest between the such individuals and the stockholders of the Company by granting such individuals options to purchase Common Stock. Under the Stock Option Plan, as currently constituted, 3,929,635 shares of Common Stock may be issued pursuant to the exercise of options granted thereunder. The Stock Option Plan provides for two classes of options: Class A Options, which have an exercise price of $4.21 per share, and Class B Options, which have exercise prices of not less than the fair market value of the Common Stock at the time of grant.
Class A Options to purchase an aggregate of 170,000 shares of Common Stock were outstanding as of April 8, 1999, and Class B Options to purchase an aggregate of 3,203,000 shares of Common Stock were outstanding as of such date. If options are canceled, expire or terminate unexercised, the shares of Common Stock covered by such options are again available for the grant of options, except that the number of shares that may be issued pursuant to the exercise of Class A Options is reduced by the number of Class A Options that are canceled, expire or are terminated. Both incentive stock options and non-qualified stock options may be issued under the Stock Option Plan.

     The maximum number of shares of Common Stock with respect to which options may be granted under the Stock Option Plan to any participant in any fiscal year cannot exceed 100,000 shares. To the extent that shares for which options are permitted to be granted to a participant during a year are not covered by a grant of an option in such year, such shares shall automatically increase the number of shares of Common Stock available for grant of options to such participant in the subsequent year.

     The Stock Option Plan is to be administered by the Company's Board of Directors or by a committee of two or more directors appointed by the Board (the "Committee"), each of whom qualifies as a non-employee director within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), and as an outside director within the meaning of
Section 162(m) of the Code. The Stock Option Plan is currently administered by the Stock Option Committee of the Board of Directors. The committee has the full authority and discretion, subject to the terms of the Stock Option Plan, to determine those individuals who are eligible to be granted options and the amount and type of options. Terms and conditions of options are set forth in written option agreements, consistent with the terms of the Stock Option Plan. No option shall be granted under the Stock Option Plan on or after September 30, 2004 (the tenth anniversary of the effective date of the Stock Option Plan), but options granted prior to such date may extend beyond that date.

     The Stock Option Plan provides that it may be amended by the Company's Board of Directors or the Committee, except that no amendment may, without the approval of stockholders of the Company, (i) increase the total number of shares of Common Stock which may be acquired upon exercise of options granted under the Stock Option Plan, (ii) change the types of employees (or, if the proposed amendments are adopted, consultants or other advisors) eligible to participate in the Stock Option Plan, (iii) effect any change that would require stockholder approval under Rule 16b-3 under the Exchange Act, (iv) effect any change that would require stockholder approval under Section 162(m) of the Code or (v) reduce the purchase price of an outstanding option below the fair market value of a share of Common Stock on the date of such amendment.

     The options entitle the holder to purchase a specified number of shares of Common Stock, subject to vesting provisions, at a price set by the Committee at the time of grant, subject to certain limitations. The term of each option will be specified by the Committee upon grant, but may not exceed ten years from the date of grant (five years in the case of incentive stock options granted to owners of 10% or more of the Company's outstanding voting stock). The Committee will determine the time or times at which each option may be exercised. Options may be exercisable in installments, and the exercisability of options may be accelerated in some cases, including upon a change of control of the Company (as defined in the Stock Option Plan).

     Under the Stock Option Plan, the Committee may grant incentive stock options that qualify under Section 422 of the Code or non-qualified stock options. Incentive stock options are subject to certain requirements under the Stock Option Plan, as well as under the Code. As noted above, Consultants would not be eligible to receive incentive stock options.

     A participant may elect to exercise one or more of his or her options by giving written notice to the Committee of such election at any time. The participant shall specify the number of options to be exercised and provide payment in full of the aggregate purchase price for the shares of Common Stock for which options are being exercised. Payment may be made (i) in cash or by check, bank draft or money order, (ii) if so permitted by the Committee, through delivery of unencumbered shares of Common Stock, a promissory note or a combination of cash and either of the foregoing, or (iii) on such other terms and conditions as may be acceptable to the Committee or as set forth in the participant's option agreement.

     The following outstanding options have been granted under the Stock Option Plan to each of the Named Executive Officers, all current executive officers as a group and all other employees, respectively:

                                                                                WEIGHTED AVERAGE
NAME                                                        NUMBER OF SHARES    EXERCISE PRICE
---------------------------------------------------------   ----------------    ----------------
Stanley M. Bergman.......................................              --                --
James Breslawski.........................................          45,500            $29.58
Bruce J. Haber...........................................          59,728            $25.06
Larry M. Gibson..........................................          63,800            $28.17
Steven Paladino..........................................         107,700            $18.67
Executive Officers as a Group (12 people)................       1,077,362            $14.29
All Other Employees......................................       2,536,638            $30.52

     A copy of the Stock Option Plan, marked to show the proposed amendments, is available upon request from the Company.

     Certain Federal Income Tax Consequences. The principal Federal income tax consequences with respect to stock options granted pursuant to the Stock Option Plan are summarized below:

     Incentive Stock Options. Options granted under the Stock Option Plan may be incentive stock options as defined in the Code, provided that such options satisfy the requirements under the Code therefor. In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to the optionee or a deduction to the Company. The sale of Common Stock received pursuant to the exercise of an option which satisfied all the requirements of an incentive stock option, as well as the holding period requirement described below, will result in a long-term capital gain or loss to the optionee equal to the difference between the amount realized on the sale and the option price and will not result in a tax deduction to the Company. To receive incentive stock option treatment, the optionee must not dispose of the Common Stock purchased pursuant to the exercise of an option either (i) within two years after the option is granted, or (ii) within one year after the date of exercise. In addition, if the Common Stock is held for more than 18 months after the date of exercise, the optionee will be taxed at the lowest rate applicable to capital gains for such optionee.

     If all requirements for incentive stock option treatment other than the holding period rules are satisfied, the recognition of income by the optionee is deferred until disposition of the Common Stock, but, in general, any gain (in an amount equal to the lesser of (i) the fair market value of the Common Stock on the date of exercise (or, with respect to officers and directors, the date that sale of such stock would not create liability ("Section 16(b) liability") under
Section 16(b) of the Exchange Act minus the option price or (ii) the amount realized on the disposition minus the option price) is treated as ordinary income. Any remaining gain is treated as long-term or short-term capital gain, at the applicable rate, depending on the optionee's holding period for the stock disposed of. The Company generally will be entitled to a deduction at that time equal to the amount of ordinary income realized by the optionee.

     The Stock Option Plan provides that an optionee may, if permitted by the Committee, pay for Common Stock received upon the exercise of an option (including an incentive stock option) with other shares of Common Stock. In general, an optionee's transfer of stock acquired pursuant to the exercise of an incentive stock option to acquire other stock in connection with the exercise of an incentive stock option, may result in ordinary income if the transferred stock has not met the minimum statutory holding period necessary for favorable tax treatment as an incentive stock option. For example, if an optionee exercises an incentive stock option and uses the stock so acquired to exercise another incentive stock option with the two-year or one-year holding periods discussed above, the optionee may realize ordinary income under the rules summarized above.

     Non-Qualified Stock Options. An optionee will realize no income at the time he or she is granted a non-qualified stock option. Such conclusion is predicated on the assumption that, under existing Treasury Department regulations, a non-qualified stock option, at the time of its grant, has no readily ascertainable fair market value. Ordinary income will be realized when a non-qualified stock option is exercised. The amount of such income will be equal to the excess of the fair market value on the exercise date of the shares of Common Stock issued to an optionee over the option price. The optionee's holding period with respect to the shares acquired will begin on the date of exercise.

     The tax basis of the stock acquired upon the exercise of any option will be equal to the sum of (i) the exercise price of such option and (ii) the amount included in income with respect to such option. Any gain or loss on a subsequent sale of the stock will be either long-term or short-term capital gain or loss and subject to taxation at the applicable rate, depending on the optionee's holding period for the stock disposed of. The Company generally will be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as the optionee is considered to have realized ordinary income in connection with the exercise of the option.

     Certain Other Tax Issues. In addition, (i) any entitlement to a tax deduction on the part of the Company is subject to applicable Federal tax rules (including, without limitation, Code Section 162(m) regarding the $1,000,000 limitation on deductible compensation), (ii) the exercise of an option may have implications in the computation of alternative minimum taxable income, and (iii) in the event that the exercisability or vesting of any option is accelerated because of a change in control, such option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under
Section 280G of the Code, which excess amounts may be subject to excise taxes.

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE PROPOSED AMENDMENTS TO THE STOCK OPTION PLAN.

                       COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning annual and long-term compensation of the Company's Chief Executive Officer and the other four most highly paid executive officers (collectively, the "Named Executive Officers") for the fiscal years ended December 28, 1996, December 27, 1997 and December 26, 1998.

                                         ANNUAL COMPENSATION                       LONG-TERM COMPENSATION
                             --------------------------------------------    ----------------------------------
                                                             OTHER ANNUAL    RESTRICTED       STOCK     LTIP         OTHER
NAME AND PRINCIPAL                     SALARY      BONUS     COMPENSATION    STOCK AWARDS    OPTIONS    PAYOUTS    COMPENSATION
POSITION                     YEAR        ($)        ($)         ($)          ($)(3)            (#)      ($)         ($)(4)
--------------------------   ----      -------    -------    ------------    ------------    -------    -------    ------------
Stanley M. Bergman .......   1998      544,050    313,000       19,300            --             --       --          38,678
  Chairman, Chief            1997      519,050    358,230       19,343            --             --       --          37,057
    Executive
  Officer and President      1996      504,050    298,523       19,343            --             --       --          37,023

James P. Breslawski ......   1998      312,500     65,000       15,000            --         17,500       --          21,151
  Executive Vice President   1997      296,400     87,500       14,400            --         15,000       --          21,156
                             1996      285,000     65,000       14,400            --             --       --          20,970

Bruce J. Haber ...........   1998      416,000    200,000        7,000            --          7,400       --          27,137
  Executive Vice             1997(1)   167,671     65,000          666            --             --       --             214
    President;
  President of Medical       1996           --         --           --            --             --       --              --
    Group

Larry M. Gibson ..........   1998      215,000    172,000        3,529            --         10,500       --              --
  President--                1997(2)   170,322     75,000        2,553            --             --       --              --
  Practice Management        1996           --         --           --            --             --       --              --
  Technologies Group

Steven Paladino ..........   1998      250,000     92,500       15,000            --         16,500       --          17,977
  Senior Vice President      1997      233,200     80,000       14,400            --         14,000       --          16,732
    and Chief Financial
    Officer                  1996      220,000     62,500       14,400            --             --       --          16,264

------------------
(1) Represents compensation received by Mr. Haber after he became an executive officer in August 1997 in connection with the Company's acquisition of MBM. Does not include an aggregate of $3,000,000 (subject to increase if certain excise taxes are imposed as a result of a change in control of the Company) that is payable to Mr. Haber over a five-year period, subject to acceleration (including upon a change in control) in respect of the termination of his prior employment agreement with MBM, or the grant of options to purchase 42,928 shares of Common Stock under the Stock Option Plan and the grant of shares of restricted Common Stock with an aggregate fair market value of $1,000,000 on the date of grant that were made to Mr. Haber upon the commencement of his employment with the Company under the terms of his employment agreement with the Company. The options vest over a three-year period, and the restricted stock vests over a ten-year period, in each case contingent upon Mr. Haber's continued employment with the Company, subject to certain exceptions (including, in the case of the restricted stock, to the Company's failure to renew Mr. Haber's employment agreement at the end of the then applicable term). Vesting will automatically vest upon the occurrence of certain events. Pursuant to the merger agreement with MBM, all outstanding options to purchase shares of MBM common stock outstanding on the merger date (including Mr. Haber's) were converted into options to purchase shares of Common Stock.

(2) Represents compensation received by Mr. Gibson after he became an executive officer in February 1997 in connection with the Company's acquisition of Dentrix Dental Systems, Inc. ("Dentrix"). Does not include the grant of options to purchase 42,300 shares of Common Stock under the Stock Option Plan that was made to Mr. Gibson upon the commencement of his employment under the terms of his employment agreement with the Company.

(3) At the end of fiscal 1998, Mr. Haber held 24,464 shares of restricted Common Stock, with an aggregate value of $981,618.

(4) The 1996 amounts shown in this column represent (i) profit sharing contributions of $6,000 made by the Company on each of the then employed Named Executive Officers' behalf, (ii) ESOP contributions made by the Company on each such executive's behalf of $4,500, and (iii) excess life insurance premiums and SERP contributions of $1,740 and $24,783 for Mr. Bergman, $1,020 and $9,450 for Mr. Breslawski and $514 and

    $5,250 for Mr. Paladino, respectively. The 1997 amounts shown in this column represent (i) profit sharing contributions made by the Company on each executive's behalf of $6,400, (ii) ESOP contributions of $4,800 made by the Company on behalf of Mr. Bergman, Mr. Breslawski and Mr. Paladino, and
    (iii) excess life insurance premiums and SERP contributions of $723 and $25,134 for Mr. Bergman, $408 and $9,548 for Mr. Breslawski, and $408 and $5,124 for Mr. Paladino, respectively, and excess life insurance premiums of $214 for Mr. Haber. The 1998 amounts shown in this column represent
    (i) profit sharing contributions made by the Company of $2,511 for Mr. Bergman, $1,442 for Mr. Breslawski, $1,154 for Mr. Paladino, and $320 for Mr. Haber, respectively, (ii) matching contributions under The Company's 401(k) plan of $3,515 for Mr. Bergman, $1,730 for Mr. Breslawski, $1,615 for Mr. Paladino and $2,688 for Mr. Haber, (iii) ESOP contributions of $4,227 for Mr. Bergman, $2,236 for Mr. Breslawski, $1,942 for Mr. Paladino and $2,032 for Mr. Haber, and (iv) excess life insurance premiums and SERP contributions of $696 and $27,729 for Mr. Bergman, $478 and $15,264 for Mr. Breslawski, $816 and $21,280 for Mr. Haber and $478 and $12,788 for
    Mr. Paladino, respectively.

OPTION GRANTS IN FISCAL 1998

     The following table sets forth information with respect to the options granted during fiscal 1998 to each of the Named Executive Officers and their potential value at the end of the option terms assuming certain levels of appreciation of the Common Stock.

                                                                                                   POTENTIAL REALIZABLE VALUE
                                                                                                               AT
                                                                                                    ASSUMED ANNUAL RATES OF
                                        NUMBER OF     PERCENT OF                                    STOCK PRICE APPRECIATION
                                        SECURITIES    TOTAL OPTIONS    EXERCISE                               FOR
                                        UNDERLYING    GRANTED TO          OR                             OPTION TERM(2)
                                        OPTIONS       EMPLOYEES IN     BASE PRICE    EXPIRATION    --------------------------
                NAME                    GRANTED(1)    FISCAL YEAR      ($/SHARE)       DATE         5% ($)         10% ($)
-------------------------------------   ----------    -------------    ----------    ----------    -----------    -----------
Stanley M. Bergman...................         --            --               --             --            --              --

James P. Breslawski..................     17,500           1.2           39.875        3/17/08       438,850       1,112,133

Bruce J. Haber.......................      7,400           0.5           39.875        3/17/08       185,571         470,274

Larry M. Gibson......................     10,500           0.7           39.875        3/17/08       263,310         667,250

Steven Paladino......................     16,500           1.2           39.875        3/17/08       413,773       1,048,582

------------------
(1) Each of these options was granted on March 17, 1998 and becomes exercisable as to one-third of the shares subject to such options on each of the first, second and third anniversaries of the date of grant, subject to acceleration under certain circumstances.

(2) The dollar amounts under these columns are the result of calculations at the hypothetical rates of 5% and 10% set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price.

AGGREGATED FISCAL 1998 YEAR-END OPTION VALUES

     The following table summarizes the number of all shares subject to options held by the Named Executive Officers at the end of fiscal 1998, and their value at that date if they were in-the-money. No stock options were exercised in fiscal 1998.


                                                                                           VALUE OF UNEXERCISED
                                            NUMBER OF SECURITIES                   IN-THE-MONEY OPTIONS AT 12/26/98(1)
                                           UNDERLYING UNEXERCISED           --------------------------------------------------
                                            OPTIONS AT 12/26/98                   EXERCISABLE               UNEXERCISABLE
                                    ------------------------------------    -----------------------    -----------------------
NAME                                EXERCISABLE (#)    UNEXERCISABLE (#)    SHARES (#)    TOTAL ($)    SHARES (#)    TOTAL ($)
---------------------------------   ---------------    -----------------    ----------    ---------    ----------    ---------
Stanley M. Bergman...............            --                  --                --            --          --            --

James P. Breslawski..............         5,000              27,500             5,000        77,825      27,500       160,026

Bruce J. Haber...................       385,198              41,742           385,198     4,944,834      41,742       580,004

Larry M. Gibson..................        14,100              38,700            14,100       185,063      38,700       372,752

Steven Paladino..................        59,367              25,833            59,367     1,742,442      25,833       149,399

------------------
(1) Represents the difference between the aggregate exercise prices of such options and the aggregate fair market value of the shares issuable upon exercise.

EMPLOYMENT AND OTHER AGREEMENTS

     The Company and Stanley M. Bergman entered into an employment agreement, dated as of January 1, 1992 (the "Employment Agreement"), providing for his continued employment as Chairman of the Board, President and Chief Executive Officer until December 31, 1999. The Employment Agreement provides Mr. Bergman with a base salary of $559,050 for 1999. In addition, the Employment Agreement provides for incentive compensation to be determined by the Compensation Committee of the Board of Directors (or, if there is no Compensation Committee, the Board of Directors). The Compensation Committee awarded incentive compensation of $313,000 to Mr. Bergman for 1998. Based on the range of incentive compensation provided for in the employment agreement, it is anticipated that incentive compensation will be in the range of $85,000 to $485,000 in 1999. The Employment Agreement also provides that Mr. Bergman will continue to participate in all benefit, welfare and perquisite plans, policies and programs generally available to either the Company's employees or the Company's senior executive officers. The Company provides Mr. Bergman with the use of an automobile and expenses related thereto, and other miscellaneous benefits. If Mr. Bergman's employment with the Company is terminated by the Company without cause or is terminated by Mr. Bergman following a material breach by the Company of the Employment Agreement which is not cured during the requisite period for cure of such breach, Mr. Bergman will receive all amounts then owed to him as salary and deferred compensation and any benefits accrued and owed to him or his beneficiaries under the then applicable benefit plans, programs and policies of the Company. In addition, Mr. Bergman will receive, as severance pay, 100% of his then annual base salary and a payment equal to the account balance or accrued benefit Mr. Bergman would have been credited with under each pension plan maintained by the Company, in each case assuming the Company would have continued contributions until the natural expiration of the Employment Agreement, less Mr. Bergman's vested account balance or accrued benefits under each pension plan. Unless the Employment Agreement is terminated for cause or pursuant to Mr. Bergman's voluntary resignation, the Company will continue the participation of Mr. Bergman and his family in the health and medical plans, policies and programs in effect with respect to senior executive officers of the Company and their families. Coverage for Mr. Bergman and his spouse will continue from the end of Mr. Bergman's employment until their respective deaths, and coverage for his children will continue until their attainment of the age of twenty-one.

     The Company entered into an employment agreement with Bruce J. Haber, dated March 7, 1997, pursuant to which Mr. Haber became an Executive Vice President of the Company and President of the Company's Medical Group upon the completion of the Company's acquisition of MBM on August 1, 1999. Mr. Haber's employment agreement, which will expire on July 31, 2002, provides for base salary of $400,000, subject to annual increases, determined by the Board of Directors, of not less than the percentage increase in the cost of living over the previous year, and annual incentive compensation, subject to the achievement of performance targets established by the Board of Directors, of at least $200,000. For 1998, Mr. Haber's base salary was $416,000 and the Compensation Committee awarded Mr. Haber a bonus of $200,000. The agreement also provides for annual option grants under the Stock Option Plan with a value, calculated using the Black-Scholes method, of $170,000 (subject to cost of living adjustments) on the date of grant, subject to the achievement of the incentive compensation performance targets set by the Compensation Committee for the relevant year. The employment agreement also provides that Mr. Haber will continue to participate in all benefit, welfare and perquisite plans, policies and programs generally available to either the Company's employees or the Company's senior executive officers. The Company provides Mr. Haber with an automobile allowance and other miscellaneous benefits. If Mr. Haber's employment with the Company is terminated by the Company without cause or is terminated by Mr. Haber following a material breach by the Company of the Employment Agreement that is not cured during the requisite period for cure of such breach, Mr. Haber will receive all amounts then owed to him as salary and deferred compensation and any benefits accrued and owed to him or his beneficiaries under the then applicable benefit plans, programs and policies of the Company and a pro rated bonus for the year in which the termination of his employment occurs. In addition, Mr. Haber will receive, as severance pay, his base salary for the remaining term of the Employment Agreement (but in no event for less than 18 months). The Company also will continue the participation of Mr. Haber and his family in the health and medical plans, policies and programs in effect with respect to senior executive officers of the Company and their families, subject to certain conditions. If
Mr. Haber's Employment Agreement is not extended by the Company at the end of its five-year term, Mr. Haber will be entitled to receive his base salary for an additional one-year period.

     The Company entered into an employment agreement with Larry Gibson, dated February 27, 1997, pursuant to which Mr. Gibson became the President of the Company's Practice Management Technologies Group in connection with the Company's acquisition of Dentrix. Mr. Gibson's employment agreement, which will expire on February 27, 2000, provides for base salary of $190,000, subject to annual increases, determined by the Board of Directors, of not less than the percentage increase in the cost of living over the previous year, and annual incentive compensation, subject to the achievement of performance targets established by the Board of Directors. For 1998, Mr. Gibson's base salary was $215,000 and the Compensation Committee awarded Mr. Gibson a bonus of $172,000. The employment agreement also provides that Mr. Gibson will continue to participate in all benefit, welfare and perquisite plans, policies and programs generally available to either Dentrix's employees or the Company's senior executive officers. The Company provides Mr. Gibson with an automobile allowance and other miscellaneous benefits.

     The Company has entered into agreements with the Named Executive Officers other than Mr. Haber which provide, among other things, that if the executive's employment is terminated by the Company without cause or by the executive for good reason, respectively, and a change in control of the Company had not occurred during the two year period immediately preceding such termination, the Company will (i) pay to the executive severance pay equal to one month's base salary and automobile allowance for each month the executive had been employed by the Company, with a minimum of six months and a maximum of twelve months, subject to offset for remuneration from subsequent employment, and (ii) continued participation in all benefit, welfare and perquisite plans, policies and programs accorded senior executive officers of the Company generally for a period of one year. If the executive is terminated within two years following a change in control of the Company that was not approved by a supermajority of the Board of Directors, the executive's severance pay will equal three times the severance pay the executive would have received had no change of control occurred, plus three times the amount of executive's bonus for the year preceding the year of termination, without offset for remuneration from subsequent employment, but capped at an amount that, when added to all other payments received by such executive that were contingent upon such change in control, does not cause such payment to be treated as a "parachute payment" under the Code.

     The Company has entered into an agreement with Mr. Haber which provides that, if his employment is terminated by the Company or by him without cause or for good reason, respectively, within two years after a change in control of the Company that was not approved by a supermajority of the Board of Directors, the Company will pay to Mr. Haber severance pay equal to (i) three months' base salary and automobile allowance for each month he has been employed by the Company or MBM, with a minimum of eighteen months and a maximum of thirty-six months, and (ii) three times the amount of the bonus, if any, received by Mr. Haber for the last full fiscal year, without offset for remuneration for subsequent employment but capped at an amount that, when added to all other payments received by Mr. Haber that were contingent upon such change in control, does not cause such payment to be treated as a "parachute payment" under the Code.

     In September 1994, the Company, Schein Pharmaceutical, Inc. and Marvin Schein, a director and principal stockholder of the Company, agreed to terminate a lifetime consulting agreement entered into in 1982 between the Company's predecessor and Mr. Schein, and the Company and Mr. Schein agreed to continue the consulting arrangement on the terms set forth in a new lifetime consulting agreement (the "Consulting Agreement"). The current Consulting Agreement modified certain of the terms of the 1982 agreement, including the elimination of a provision limiting Mr. Schein's compensation to $100,000 per annum if the Company's pre-tax income were less than $3.5 million for two consecutive years. The 1982 agreement provided, and the current Consulting Agreement provides, for Mr. Schein's consulting services to the Company with respect to the marketing of dental supplies and equipment, from time to time. The Consulting Agreement currently provides for initial compensation of $283,200 per year, increasing $25,000 every fifth year beginning in 2003. The Consulting Agreement also provides that Mr. Schein will participate in all benefit, compensation, welfare and perquisite plans, policies and programs generally available to either the Company's employees or the Company's senior executive officers, excluding the Stock Option Plan, that Mr. Schein's spouse, and his children until they attain the age of 21, will be covered by the Company's health plan, and that the Company will provide Mr. Schein with the use of an automobile and expenses related thereto. The Consulting Agreement was originally entered into as part of a recapitalization of the Company's predecessor in 1982 among Mr. Schein and its other stockholders, and to secure for the Company the consulting services of Mr. Schein, who had served the Company in various executive capacities for more than twenty years.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee, the members of which also serve as the Stock Option Committee, has responsibility for the philosophy, competitive strategy, design, and administration of the Company's compensation program for its executive officers (including the Named Executive Officers). The Compensation Committee seeks to ensure that the executive officer compensation program is competitive in level and structure with the programs of comparably-sized businesses and that it is supportive of the Company's financial and operating objectives and aligned with the financial interests of the Company's stockholders. The Company and the Compensation Committee have retained the services of an independent executive compensation consulting firm for advice regarding the competitive structure and administration of the officer compensation program.

     Philosophy and Program Components

     The Company's executive officer compensation program is structured to enable the Company to attract and retain the caliber of officers needed to ensure the Company's continued growth and profitability and to competitively compensate them based on their and the Company's performance and on the longer-term value they create for the Company's stockholders. The components of the officer compensation program consist of base salary, annual bonuses paid under the Company's annual Performance Incentive Plan, and periodic grants of stock options.

     The Company measures the competitiveness of its compensation program relative to the practices of other companies with annual revenues comparable to those of the Company. The Committee has adopted a philosophy which would seek to set salaries so as to be competitive within the 50th to 75th percentiles of practices at companies with annual revenues comparable to those of the Company. The philosophy also aims to structure annual Performance Incentive Plan award opportunities so that an officer's salary plus annual bonus will fall within the 50th to 75th percentiles of competitive practices, assuming the Company's achievement of annual financial performance targets established by the Committee at the start of the year, and the achievements of the individual officer, evaluated against pre-established goals and objectives. Stock option grants would similarly be administered with reference to the 50th and 75th percentiles of option granting practices for companies of comparable revenue size.

     Base Salary

     The Company annually reviews officer salaries and makes adjustments as warranted based on competitive practices and the individual's performance. Salary increases are generally approved during the first quarter of the calendar year retroactive to January 1 of the year. Mr. Haber and Mr. Gibson each has an employment agreement with the Company which provides for an initial base salary and certain annual cost of living increases, as well as such discretionary increases, if any, as may be approved. The 1998 annual salaries of the Named Executive Officers, excluding Mr. Bergman, the Company's Chief Executive Officer, were increased by an average of 5.4% over annualized 1997 levels. The Committee was advised by its consultant that such officers' average 1998 salaries approximated the 75th percentile of competitive practices.
Mr. Bergman's 1998 salary was increased pursuant to the terms of his employment agreement and approximated the 25th percentile of competitive practice.

     Annual Incentive Compensation

     Annual incentive compensation for each of the Named Executive Officers other than Mr. Bergman for each year is paid under the Company's Performance Incentive Plan for such year ("PIP"), each of which is designed to reward the achievement of pre-established corporate, business unit and individual performance goals so as to compensate the Company's senior officers for both their individual performance and team financial results. At the beginning of each year, the Chief Executive Officer determines which officers will participate in the PIP for that year and such officers are notified of their participation. The Chief Executive Officer determines that year's PIP performance goals for those officers who report directly to him and determines goals for other participants in consultation with their supervisors. The performance goals are reviewed at mid-year to ensure their continued relevance.

     During the first quarter of the subsequent year, the Chief Executive Officer reviews the relevant financial, operating and personal performance achievements of the Company, its business units, and the participating officers against the PIP performance goals that had been established, and submits proposed PIP awards for the participating officers to the Compensation Committee, which must approve such awards. PIP awards for 1998 performance for the Named Executive Officers other than Mr. Bergman were based on (1) the Company's 1998 earnings per share measured against pre-established standards, (2) achievement of financial goals in their respective areas of responsibility, and (3) achievement of individual objectives. Mr. Haber's and Mr. Gibson's employment agreements each provides for a minimum incentive compensation award, subject to satisfaction of his PIP performance goals.

     PIP payments for 1998 for the Named Executive Officers other than Mr. Bergman ranged from 21% to 80% of salary and averaged 47%. The Committee's compensation consultant has advised that the average 1998 salary plus 1998 bonus for these four executive officers approximated the 60th percentile of annual cash compensation at businesses of comparable size.

     Stock Options

     The Company and the Compensation Committee believe that stock options directly align the long-term financial interests of the Company's officers and stockholders and intend to make grants on an annual basis. The Committee's compensation consultant provides it with competitive 50th and 75th percentile option granting guidelines, reflecting option granting practices of companies of comparable size, which are used in determining the size of the Company's stock option grants. In March 1999, the Committee granted options to purchase an aggregate of approximately 591,000 shares, including the following options granted to the Named Executive Officers, for 1998 at an exercise price of $21.50 per share: Mr. Breslawski, 13,000 shares, Mr. Gibson, 11,000 shares,
Mr. Paladino, 22,500 shares, and, pursuant to the terms of his employment agreement, Mr. Haber, 9,400 shares. The option grants shown above under the caption "Option Grants in Fiscal 1998" represent options granted in March 1998 and were discussed in last year's Compensation Committee report.

     The Chief Executive Officer

     Mr. Bergman's 1998 salary of $544,050 was set in accordance with the terms of his employment contract and was 4.8% higher than his 1997 salary. The contract also provides that Mr. Bergman's bonus be within a specified range based on the Company's performance as determined by the Committee. The Committee awarded Mr. Bergman an annual bonus of $313,000 with respect to 1998 performance. In making its bonus determination, the Committee evaluated the Company's 1998 earnings per share measured in relation to pre-established performance standards and the average bonuses earned by the Corporation's executive officers (including the Named Executive Officers) in relation to their target bonus opportunities.

     Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code prohibits the Company from deducting annual compensation in excess of $1 million paid to any of the Named Executive Officers, unless such compensation is performance-based and paid pursuant to criteria approved by the stockholders. Since the 1998 compensation paid to each of the Named Executive Officers does not exceed $1 million, all of these payments will be tax deductible by the Company. The Committee will continue to consider 162(m) in making its compensation decisions so as to ensure the deductibility of future compensation paid to Named Executive Officers.

                                          THE COMPENSATION COMMITTEE

                                                 Barry J. Alperin
                                                 Donald J. Kabat

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company's executive officers and directors are required under the Exchange Act to file reports of ownership of Common Stock of the Company with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal 1998 the executive officers and directors of the Company timely complied with all applicable filing requirements, except that Bruce J. Haber inadvertently filed one Statement of Changes in Beneficial Ownership reporting his exercise of certain stock options after the date by which such report was due.

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on $100 invested on November 3, 1995, the date of the initial public offering of the Common Stock, through the end of the Company's 1998 fiscal year with the cumulative total return on $100 invested for the same period in the Nasdaq Stock Market (U.S. Companies) Composite Index and a group of eleven distribution companies selected by the Company as appropriate for this purpose after discussions with a number of investment analysts who follow the Common Stock and are familiar with the Company's business (the "Peer Group Index"). The companies in the Peer Group Index are Allegiance Corporation, Global DirectMail Corp., Graham Field Health Products, Owens & Minor, Inc., Patterson Dental Company, PSS World Medical Inc., U.S. Office Products Co., Vallen Corporation, and VWR Scientific Products Corp. Two companies that were previously included in the Peer Group Index, Gulf South Medical Supply, Inc. and Viking Office Products, Inc., are no longer publicly traded companies and, consequently, are no longer included in the Peer Group Index.

                                 [GRAPHIC]

                           November 3, 1995     December 30, 1995     December 28, 1996     December 27, 1997     December 26, 1998
Henry Schein, Inc.              100.00                129.67                151.65                147.80                176.37
Peer Group Index                100.00                111.05                119.60                124.49                209.01
NASDAQ Market Index             100.00                101.13                125.67                153.73                216.50

                                   PROPOSAL 3
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has selected BDO Seidman, LLP as independent auditors for the Company for the year ending December 25, 1999, subject to ratification of such selection by the stockholders at the Annual Meeting. If the stockholders do not ratify the selection of BDO Seidman, LLP, another firm of independent public accountants will be selected by the Board of Directors. Representatives of BDO Seidman, LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders in attendance.

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED TO RATIFY THE SELECTION OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 25, 1999.

                      VOTING OF PROXIES AND OTHER MATTERS

     The Board of Directors recommends that an affirmative vote be cast in favor of each of the proposals listed on the proxy card.

     The Board of Directors knows of no other matter that may be brought before the meeting that requires submission to a vote of the stockholders. If any other matters are properly brought before the meeting, however, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

     A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection beginning May 16, 1999 at the Company's headquarters located at 135 Duryea Road, Melville, New York 11747.

                             STOCKHOLDER PROPOSALS

     Eligible stockholders wishing to have a proposal for action by the stockholders at the 2000 Annual Meeting included in the Company's proxy statement must submit such proposal at the principal offices of the Company not later than December 4, 1999. It is suggested that any such proposals be submitted by certified mail, return receipt requested. Under the Company's Amended and Restated Certificate of Incorporation, as amended, a stockholder proposal not included in the Company's proxy statement may not be brought before the 2000 Annual Meeting unless notice and a full description of such proposal (including all information that would be required in connection with such proposal under the SEC's proxy rules if such proposal were the subject of a proxy solicitation and the written consent of each nominee for election to the Board of Directors named therein (if any) to serve if elected) and the name, address and number of shares of Common Stock held of record or beneficially by the person proposing to bring such proposal before the 2000 Annual Meeting as of the record date for such meeting is delivered in person or mailed to the Company and received by it not later than April 12, 2000; provided, however, that such notice need not be received more than 75 days prior to the date of the 2000 Annual Meeting. Under the SEC's proxy rules, proxies solicited by the Board of Directors for the 2000 Annual Meeting may be voted at the discretion of the persons named in such proxies (or their substitutes) with respect to any shareholder proposal not included in the Company's proxy statement if the Company does not receive notice of such proposal on or before February 28, 2000.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          STANLEY M. BERGMAN
                                          Chairman, Chief Executive Officer
                                          and President

Melville, New York
April 22, 1999

                                   APPENDIX
                                   --------

            (For the Information of the Commission and Not Part of
               Henry Schein, Inc.'s Definitive Proxy Statement)

Note: This document shows the text of the Henry Schein, Inc. 1994
      Stock Option Plan, including all previously adopted amendments, marked to show the changes that would be effected if the proposed amendments to be submitted to stockholders at Henry Schein, Inc.'s Annual Meeting to be held on May 26, 1999 are approved. Additions are shown in bold, single underscored text, deletions are shown by strikethrough.


                              HENRY SCHEIN, INC.

                            1994 STOCK OPTION PLAN

                                              Table of Contents
1.   Purposes of the Plan.....................................................................................    1

2.   Definitions..............................................................................................    1

3.   Effective Date/Expiration of Plan........................................................................    5

4.   Administration...........................................................................................    5
     (a)          Duties of the Committee.....................................................................    5
     (b)          Advisors....................................................................................    6
     (c)          Indemnification.............................................................................    6
     (d)          Meetings of the Committee...................................................................    6

5.   Shares; Adjustment Upon Certain Events...................................................................    7
     (a)          Shares to be Delivered; Fractional Shares...................................................    7
     (b)          Number of Shares............................................................................    7
     (c)          Individual Participant Limitations..........................................................    7
     (d)          Adjustments; Recapitalization, etc..........................................................    7

6.   Awards and Terms of Options..............................................................................    9
     (a)          Grant.......................................................................................    9
     (b)          Exercise Price..............................................................................    9
     (c)          Number of Shares............................................................................    9
     (d)          Exercisability..............................................................................    9
     (e)          Special Rule for Incentive Options..........................................................   10
     (f)          Acceleration of Exercisability on Change of Control.........................................   10
     (g)          Exercise of Options.........................................................................   12


7.   Effect of Termination of Employment or Termination of Consultancy........................................   12
     (a)          Death, Disability, Retirement, etc..........................................................   12
     (b)          Cause or Voluntary Termination..............................................................   13
     (c)          Other Termination...........................................................................   13

8.   Nontransferability of Options............................................................................   14

9.   Rights as a Stockholder..................................................................................   14

10.  Determinations...........................................................................................   14

11.  Termination, Amendment and Modification..................................................................   14

12.  Non-Exclusivity..........................................................................................   15

13.  Use of Proceeds..........................................................................................   15

14.  General Provisions.......................................................................................   16
     (a)          Right to Terminate Employment or Consultancy................................................   16
     (b)          Purchase for Investment.....................................................................   16
     (c)          Trusts, etc.................................................................................   16
     (d)          Notices.....................................................................................   16
     (e)          Severability of Provisions..................................................................   16
     (f)          Payment to Minors, Etc......................................................................   17
     (g)          Headings and Captions.......................................................................   17
     (h)          Controlling Law.............................................................................   17

15.  Issuance of Stock Certificates;
     Legends and Payment of Expenses..........................................................................   17
     (a)          Stock Certificates..........................................................................   17
     (b)          Legends.....................................................................................   17
     (c)          Payment of Expenses.........................................................................   17

16.  Listing of Shares and Related Matters....................................................................   17

17.  Withholding Taxes........................................................................................   18

18.  Section 16(b) of the Act.................................................................................   18

                              HENRY SCHEIN, INC.

                            1994 STOCK OPTION PLAN

1.   Purposes of the Plan


         The purposes of this Henry Schein, Inc. 1994 Stock Option Plan, as amended and restated effective March 1, 1999, are to enable Henry Schein, Inc. and its Subsidiaries (as defined herein) to attract, retain and motivate the key executives and consultants who are important to the success and growth of the business of HSI and to create a long-term mutuality of interest between the Key Employees and Consultants (each as defined herein) and the stockholders of HSI by granting the Key Employees and Consultants options (which, in the case of Key Employees, may be either incentive stock options (as defined herein) or non-qualified stock options and, in the case of Consultants, shall be non-qualified options) to purchase HSI Common Stock (as defined herein).


2.   Definitions

         (a) "Acquisition Event" means a merger or consolidation in which HSI is not the surviving entity, or any transaction that results in the acquisition of all or substantially all of HSI's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or the sale or transfer of all or substantially all of HSI's assets.

         (b) "Act" means the Securities Exchange Act of 1934.

         (c) "Board" means the Board of Directors of HSI.

         (d) "Cause" has the meaning set forth in Section 7(b).

         (e) "Change of Control" has the meaning set forth in Section 6(f).

         (f) "Class A Option" means an Option evidenced by a Class A Option Agreement.

         (g) "Class A Option Agreement" has the meaning set forth in Section
6(a).

         (h) "Class B Option" means an Option evidenced by a Class B Option Agreement.

         (i) "Class B Option Agreement" has the meaning set forth in Section
6(a).

         (j) "Code" means the Internal Revenue Code of 1986, as amended.

         (k) "Committee" means such committee, if any, appointed by the Board to administer the Plan, consisting of two or more directors as may be appointed from time to time by the Board, each of whom shall qualify as a "non-employee director" within the meaning of Rule 16b -3 promulgated under the Act and as an "outside director" as defined under Section 162(m) of the Code. If the Board does not appoint a committee for this purpose, "Committee" means the Board.

         (l) "Common Stock" means the voting common stock of HSI, par value $.01, any Common Stock into which the Common Stock may be converted and any Common Stock resulting from any reclassification of the Common Stock.


         (m) "Company" means HSI and its Subsidiaries, any of whose employees or consultants are Participants in the Plan.



         (n) "Consultant" means any individual (or any wholly-owned corporate alter ego of any individual) who provides key bona fide consulting or advisory services to the Company, as determined by the Committee, which services are not in connection with the offer and sale of securities in a capital-raising transaction.



         (o) "Corporate Transaction" has the meaning set forth in Section
6(f)(i).



         (p) "Disability" means a permanent and total disability, as determined by the Committee in its sole discretion, provided that in no event shall any disability that is not a permanent and total disability within the meaning of
Section 22(e)(3) of the Code be treated as a Disability. A Disability shall be deemed to occur at the time of the determination by the Committee of the Disability.



         (q) "Effective Date" has the meaning set forth in Section 3.



         (r) "Fair Market Value" means the value of a Share (as defined herein) on a particular date, determined as follows:


                  (i) If the Common Stock is listed or admitted to trading on such date on a national securities exchange or quoted through the National Association of Securities Dealers' Automated Quotation ("NASDAQ") National Market System, the closing sales price of a Share as reported on the relevant composite transaction tape, if applicable, or on the principal such exchange (determined by trading value in the Common Stock) or through the National Market System, as the case may be, on such date, or in the absence of reported sales on such day, the mean between the reported bid and asked prices reported on such composite transaction tape or exchange or through the National Market System, as the case may be, on such date; or

                  (ii) If the Common Stock is not listed or quoted as described in the preceding clause, but bid and asked prices are quoted through NASDAQ, the mean between the bid and asked prices as quoted by the National Association of Securities Dealers through NASDAQ on such date; or

                  (iii) If the Common Stock is not listed or quoted on a national securities exchange or through NASDAQ or, if pursuant to (i) and
     (ii) above the Fair Market Value is to be determined based upon the mean of the bid and asked prices and the Committee determines that such mean does not properly reflect the Fair Market Value, by such other method as the Committee determines to be reasonable and consistent with applicable law; or

                  (iv) If the Common Stock is not publicly traded, such amount as is set by the Committee in good faith.

         (s) "HSI" means Henry Schein, Inc.



         (t) "HSI Agreement" means the Amended and Restated HSI Agreement dated as of February 16, 1994 among HSI and certain other parties.



         (u) "HSI Closing" means the closing of the HSI Public Offering.



         (v) "HSI Public Offering" means an initial public offering of shares of HSI Common Stock at a Market Capitalization which is not less than the Minimum Market Capitalization then in effect and as a result of which at least 20% of the common equity of HSI will be publicly held by at least 300 holders and such shares of HSI Common Stock will be listed or admitted to trading on the New York Stock Exchange or the American Stock Exchange or quoted on The NASDAQ National Market or is on such terms and conditions as are approved by Marvin Schein prior to the effective date thereof.



         (w) "Incentive Stock Option" means any Option which is intended to qualify as an "incentive stock option" as defined in Section 422 of the Code.



         (x) "Incumbent Board" has the meaning set forth in Section 6(f)(ii).



         (y) "Key Employee" means any person who is an executive officer or other valuable staff, managerial, professional or technical employee of the Company, as determined by the Committee, including those individuals described in Section 5(d)(iv). A Key Employee may, but need not, be an officer or director (with the exception of a non -employee director) of the Company.



         (z) "Market Capitalization" means (i) the per share initial pubic offering price, multiplied by (ii) the number of shares outstanding immediately prior to the HSI Closing less the aggregate number of shares issued pursuant to the 1994 Stock Purchase Agreement between HSI and the HSI Employee Stock Ownership Plan (the "HSI ESOP") or held by the HSI ESOP which are outstanding on such date.



         (aa) "Minimum Market Capitalization" means $48,000,000 on August 15, 1992, which amount shall increase on each day thereafter as follows:

     From August 15, 1992 until the 1st anniversary thereof: $15,123 per day;

     From the 1st anniversary thereof until the 2nd anniversary thereof: $16,862 per day;

     From the 2nd anniversary thereof until the 3rd anniversary thereof: $18,802 per day;

     From the 3rd anniversary thereof until the 4th anniversary thereof: $20,964 per day;

     From the 4th anniversary thereof until the 5th anniversary thereof: $23,375 per day;

     From the 5th anniversary thereof until the 6th anniversary thereof: $26,063 per day;

     From the 6th anniversary thereof until the 7th anniversary thereof: $29,060 per day; and

     Thereafter: $32,402 per day.

         (bb) "Option" means the right to purchase one Share at a prescribed purchase price on the terms specified in the Plan. An Option may be an Incentive Stock Option or a non -qualified option.



         (cc) "Option Agreement" means a Class A Option Agreement or Class B Option Agreement.



         (dd) "Outstanding HSI Voting Securities" has the meaning set forth in section 6(f)(i).



         (ee) "Person" means an individual, entity or group within the meaning of Section 13d-3 or 14d-1 of the Act.



         (ff) "Plan" means the Henry Schein, Inc. 1994 Stock Option Plan.



         (gg) "Participant" means a Key Employee or Consultant of the Company who is granted Options under the Plan.



         (hh) "Purchase Price" means purchase price per Share.



         (ii) "Securities Act" means the Securities Act of 1933, as amended.



         (jj) "Share" means a share of Common Stock.



         (kk) "Subsidiary" means any "subsidiary corporation" within the meaning of Section 424(f) of the Code. An entity shall be deemed a Subsidiary of HSI only for such periods as the requisite ownership relationship is maintained.

         (ll) "Substantial Stockholder" means any Participant who at the time of grant owns directly or is deemed to own by reason of the attribution rules set forth in Section 424(d) of the Code, Shares possessing more than 10% of the total combined voting power of all classes of stock of HSI.



         (mm) "Termination of Employment" means termination of the relationship with HSI and its Subsidiaries so that an individual is no longer an employee or director of HSI or any of its Subsidiaries. In the event an entity shall cease to be a Subsidiary of HSI, any individual who is not otherwise an employee of HSI or another Subsidiary of HSI shall incur a Termination of Employment at the time the entity ceases to be a Subsidiary. A Termination of Employment shall not include a leave of absence approved for purposes of the Plan by the Committee.


         (nn) "Termination of Consultancy" means termination of the relationship with HSI and its Subsidiaries so that an individual is no longer a Consultant of HSI or any of its Subsidiaries. In the event an entity shall cease to be a Subsidiary of HSI, any individual who is not otherwise a Consultant of HSI or another Subsidiary of HSI shall incur a Termination of Consultancy at the time the entity ceases to be a Subsidiary; provided, that if a Consultant becomes a Key Employee upon his Termination of Consultancy, the Committee, in its sole discretion, may determine that no Termination of Consultancy shall be deemed to occur until such later time as such Consultant ceases to be either a Key Employee or a Consultant. A Termination of Consultancy shall not include a leave of absence approved for purposes of the Plan by the Committee.


3.   Effective Date/Expiration of Plan

         The Plan became effective as of September 30, 1994 (the "Effective Date"), and is amended and restated in the form set forth herein effective as of July 1, 1995. Grants of Options under the Plan may be made on and after the Effective Date. No Option shall be granted under the Plan on or after the tenth anniversary of the Effective Date, but Options previously granted may extend beyond that date.

4.   Administration

         (a) Duties of the Committee. The Plan shall be administered by the Committee. The Committee shall have full authority to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; to establish, amend, and rescind rules for carrying out the Plan; to administer the Plan, subject to its provisions; to select Participants in, and grant Options under, the Plan; to determine the terms, exercise price and form of exercise payment for each Option granted under the Plan; to determine which Options granted under the Plan to Key Employees shall be Incentive Stock Options; to prescribe the form or forms of instruments evidencing Options and any other instruments required under the Plan (which need not be uniform) and to change such forms from time to time; and to make all other determinations and to take all such steps in connection with the Plan and the Options as the Committee, in its sole discretion, deems necessary or desirable; provided, that all such determinations shall be in accordance with the express provisions, if any, contained in the HSI Agreement or the Plan. The Committee shall not be bound to any standards of uniformity or similarity of action, interpretation or conduct in the discharge of its duties hereunder, regardless of the apparent similarity of the matters coming before it. The determination, action or conclusion of the Committee in connection with the foregoing shall be final, binding and conclusive.

         (b) Advisors. The Committee may designate the Secretary of HSI, other employees of the Company or competent professional advisors to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute Option Agreements (as defined herein) or other documents on behalf of the Committee; provided, that no Consultant may exercise any option agreement granting options to such Consultant. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.

         (c) Indemnification. No officer, member or former member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. To the maximum extent permitted by applicable law or the Certificate of Incorporation or By-Laws of HSI and to the extent not covered by insurance, each officer, member or former member of the Committee or of the Board shall be indemnified and held harmless by HSI against any cost or expense (including reasonable fees of counsel reasonably acceptable to HSI) or liability (including any sum paid in settlement of a claim with the approval of HSI), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, members or former members may have as directors under applicable law or under the Certificate of Incorporation or By-Laws of HSI or any Subsidiary of HSI.

         (d) Meetings of the Committee. The Committee shall select one of its members as a Chairman and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings and the transaction of its business. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board. All determinations by the Committee shall be made by the affirmative vote of a majority of its members. Any such determination may be made at a meeting duly called and held at which a majority of the members of the Committee were in attendance in person or through telephonic communication. Any determination set forth in writing and signed by all of the members of the Committee shall be as fully effective as if it had been made by a majority vote of the members at a meeting duly called and held.

5.   Shares; Adjustment Upon Certain Events

         (a) Shares to be Delivered; Fractional Shares. Shares to be issued under the Plan shall be made available at the discretion of the Board, either from authorized but unissued Shares or from issued Shares reacquired by HSI and held in treasury. No fractional Shares will be issued or transferred upon the exercise of any Option. In lieu thereof, HSI shall pay a cash adjustment equal to the same fraction of the Fair Market Value of one Share on the date of exercise.


         (b) Number of Shares. Subject to adjustment as provided in this Section 5, the maximum aggregate number of Shares that may be issued under the Plan shall be 5,179,635 shares of Common Stock of which a maximum of 237,897 of such Shares shall be covered by Class A Options and the balance of such Shares shall be covered by Class B Options. If Options are for any reason canceled, or expire or terminate unexercised, the Shares covered by such Options shall again be available for the grant of Options, subject to the foregoing limit, provided that the number of shares covered by Class A Options shall be reduced by that number of Class A Options that are cancelled, expire or are terminated.


         (c) Individual Participant Limitations. The maximum number of Shares subject to any Option which may be granted under this Plan to each Participant on or after the HSI Public Offering shall not exceed 100,000 Shares (subject to any adjustment pursuant to Section 5(d)) during each fiscal year of HSI during the entire term of the Plan. To the extent that Shares for which Options are permitted to be granted to a Participant pursuant to Section 5(c) during a fiscal year are not covered by a grant of an Option to a Participant issued in such fiscal year, such Shares shall automatically increase the number of Shares available for grant of Options to such Participant in the subsequent fiscal year during the term of the Plan.

         (d) Adjustments; Recapitalization, etc. The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of HSI to make or authorize any adjustment, recapitalization, reorganization or other change in HSI's capital structure or its business, any merger or consolidation of HSI, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of HSI or any of its Subsidiaries, or any sale or transfer of all or part of its assets or business or any other corporate act or proceeding. If and whenever HSI takes any such action, however, the following provisions, to the extent applicable, shall govern:

                  (i) If and whenever HSI shall effect a stock split, stock dividend, subdivision, recapitalization or combination of Shares or other changes in HSI's Common Stock, (x) the Purchase Price (as defined herein) per Share and the number and class of Shares and/or other securities with respect to which outstanding Options thereafter may be exercised, and (y) the total number and class of Shares and/or other securities that may be issued under this Plan, shall be proportionately adjusted by the Committee. The Committee may also make such other adjustments as it deems necessary to take into consideration any other event (including, without limitation, accounting changes) if the Committee determines that such adjustment is appropriate to avoid distortion in the operation of the Plan.

                  (ii) Subject to Section 5(d)(iii), if HSI merges or consolidates with one or more corporations, then from and after the effective date of such merger or consolidation, upon exercise of Options theretofore granted, the Participant shall be entitled to purchase under such Options, in lieu of the number of Shares as to which such Options shall then be exercisable but on the same terms and conditions of exercise set forth in such Options, the number and class of Shares and/or other securities or property (including cash) to which the Participant would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Participant had been the holder of record of the total number of Shares receivable upon exercise of such Options (whether or not then exercisable).

                  (iii) In the event of an Acquisition Event, the Committee may, in its discretion, and without any liability to any Participant, terminate all outstanding Options as of the consummation of the Acquisition Event by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event; provided that, during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each Participant shall have the right to exercise in full all of the Options that are then outstanding (without regard to limitations on exercise otherwise contained in the Options). If an Acquisition Event occurs and the Committee does not terminate the outstanding Options pursuant to the preceding sentence, then the provisions of Section 5(d)(ii) shall apply.

                  (iv) Subject to Sections 5(b) and (c), the Committee may grant Options under the Plan in substitution for options held by employees or consultants of another corporation who concurrently become employees or consultants of the Company as the result of a merger or consolidation of the employing or engaging corporation with the Company, or as the result of the acquisition by the Company of property or stock of the employing or engaging corporation. The Company may direct that substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

                  (v) If, as a result of any adjustment made pursuant to the preceding paragraphs of this Section 5, any Participant shall become entitled upon exercise of an Option to receive any securities other than Common Stock, then the number and class of securities so receivable thereafter shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock set forth in this Section 5, as determined by the Committee in its discretion.

                  (vi) Except as hereinbefore expressly provided, the issuance by HSI of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number and class of Shares and/or other securities or property subject to Options theretofore granted or the Purchase Price per Share.

6.   Awards and Terms of Options

         (a) Grant. The Committee may grant Options, including, in the case of grants to Key Employees, Options intended to be Incentive Stock Options, to Key Employees and Consultants of the Company. Each Option shall be evidenced by a Class A Option agreement ("Class A Option Agreement") or Class B Option agreement ("Class B Option Agreement"), as applicable, in substantially the form attached hereto as Exhibit 1 and Exhibit 2, respectively.

         (b) Exercise Price. The Purchase Price deliverable upon the exercise of an Option shall be determined by the Committee, subject to the following: (i) in the case of Class A Options (A) prior to the HSI Public Offering, the Purchase Price shall not be less than $416.67 per Share, and (B) on or after the HSI Public Offering, the Purchase Price shall not be less than the Fair Market Value per Share on the date the Option is granted, and (ii) in the case of Class B Options or Incentive Stock Options, the Purchase Price shall not be less than 100% (110% for an Incentive Stock Option granted to a Substantial Stockholder) of the Fair Market Value per Share on the date the Class B Option or Incentive Stock Option is granted.

         (c) Number of Shares. The Option Agreement shall specify the number of Options granted to the Participant, as determined by the Committee in its sole discretion, subject to Section 5(c) hereof.

         (d) Exercisability. At the time of grant, the Committee shall specify when and on what terms the Options granted shall be exercisable. In the case of Options not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the Options may be exercised and may waive any other conditions to exercise, subject to the terms of the Option Agreement and the Plan, and provided that the Committee may not accelerate the exercise date prior to the HSI Closing. No Option shall be exercisable after the expiration of ten (10) years from the date of grant (five (5) years in the case of an Incentive Stock Option granted to a Substantial Stockholder). Each Option shall be subject to earlier termination as provided in Section 7 below.


         (e) Special Rule for Incentive Options. If required by Section 422 of the Code, to the extent the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Key Employee during any calendar year (under all plans of his or her employer corporation and its parent and subsidiary corporations) exceeds $100,000, such Options shall not be treated as Incentive Stock Options. Nothing in this special rule shall be construed as limiting the exercisability of any Option, unless the Committee expressly provides for such a limitation at time of grant.


         (f) Acceleration of Exercisability on Change of Control. Upon a Change of Control (as defined herein) of HSI all Options theretofore granted and not previously exercisable shall become fully exercisable. For this purpose, a "Change of Control" shall be deemed to have occurred upon:

                  (i) an acquisition by any Person of beneficial ownership (within the meaning of Rule 13d -3 promulgated under the Act) of 20% or more of either (A) the then outstanding Shares or (B) the combined voting power of the then outstanding voting securities of HSI entitled to vote generally in the election of directors (the "Outstanding HSI Voting Securities"); excluding, however, the following: (w) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (x) any acquisition by the Company, (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or (z) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a "Corporate Transaction"), if, pursuant to such Corporate Transaction, the conditions described in clauses
     (A), (B) and (C) of paragraph (iii) of this Section 6 are satisfied; or

                  (ii) a change in the composition of the Board such that the individuals who, as of the Effective Date hereof, constitute the Board (the Board as of the date hereof shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that for purposes of this Subsection any individual who becomes a member of the Board subsequent to the date hereof whose election, or nomination for election by HSI's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who are also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a -11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

                  (iii) the approval by the stockholders of HSI of a Corporate Transaction or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                  (iv) the approval of the stockholders of HSI of (A) a complete liquidation or dissolution of HSI or (B) the sale or other disposition of all or substantially all of the assets of HSI; excluding, however, such a sale or other disposition to a corporation with respect to which, following such sale or other disposition, (x) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (y) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may
     be) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

         (g)      Exercise of Options.

                  (i) A Participant may elect to exercise one or more Options by giving written notice to the Committee at any time subsequent to an HSI Closing of such election and of the number of Options such Participant has elected to exercise, accompanied by payment in full of the aggregate Purchase Price for the number of shares for which the Options are being exercised.

                  (ii) Shares purchased pursuant to the exercise of Options shall be paid for at the time of exercise as follows:

                           (A) in cash or by check, bank draft or money order payable to the order of HSI;

                           (B) if so permitted by the Committee: (x) through the delivery of unencumbered Shares (including Shares being acquired pursuant to the Options then being exercised), provided such Shares (or such Options) have been owned by the Participant for such period as may be required by applicable accounting standards to avoid a charge to earnings, (y) through a combination of Shares and cash as provided above,
     (z) by delivery of a promissory note of the Participant to HSI, such promissory note to be payable on such terms as are specified in the Option Agreement (except that, in lieu of a stated rate of interest, the Option Agreement may provide that the rate of interest on the promissory note will be such rate as is sufficient, at the time the note is given, to avoid the imputation of interest under the applicable provisions of the Code), or by a combination of cash (or cash and Shares) and the Participant's promissory note; provided, that, if the Shares delivered upon exercise of the Option is an original issue of authorized Shares, at least so much of the exercise price as represents the par value of such Shares shall be paid in cash or by a combination of cash and Shares; or

                           (C) on such other terms and conditions as may be acceptable to the Committee and in accordance with applicable law. Upon receipt of payment, HSI shall deliver to the Participant as soon as practicable a certificate or certificates for the Shares then purchased.

7.   Effect of Termination of Employment or Termination of Consultancy

         (a) Death, Disability, Retirement, etc. Except as otherwise provided in the Participant's Option Agreement, upon Termination of Employment or Termination of Consultancy, all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Employment or Termination of Consultancy (and any Options not previously exercisable but made exercisable by the Committee at or after the Termination of Employment or Termination of Consultancy) shall remain exercisable by the Participant to the extent not theretofore exercised for the following time periods (subject to Section 6(d)):

                  (i) In the event of the Participant's death, such Options shall remain exercisable (by the Participant's estate or by the person given authority to exercise such Options by the Participant's will or by operation of law) for a period of one (1) year from the date of the Participant's death, provided that the Committee, in its discretion, may at any time extend such time period to up to three (3) years from the date of the Participant's death.

                  (ii) In the event the Participant retires at or after age 65 (or, with the consent of the Committee or under an early retirement policy of the Company, before age 65), or if the Participant's employment terminates due to Disability, such Options shall remain exercisable for one
     (1) year from the date of the Participant's Termination of Employment, provided that the Committee, in its discretion, may at any time extend such time period to up to three (3) years from the date of the Participant's Termination of Employment or Termination of Consultancy.


         (b) Cause or Voluntary Termination. Upon the Termination of Employment or Termination of Consultancy of a Participant for Cause (as defined herein) or by the Participant in violation of an agreement between the Participant and HSI or any of its Subsidiaries, or if it is discovered after such Termination of Employment or Termination of Consultancy that such

Participant had engaged in conduct that would have justified a Termination of Employment or Termination of Consultancy for Cause, all outstanding Options shall immediately be canceled. Termination of Employment or Termination of Consultancy shall be deemed to be for "Cause" for purposes of this Section 7(b) if (i) the Participant shall have committed fraud or any felony in connection with the Participant's duties as an employee or consultant (as applicable) of HSI or any of its Subsidiaries, or willful misconduct or any act of disloyalty, dishonesty, fraud or breach of trust or confidentiality as to HSI or any of its Subsidiaries or the commission of any other act which causes or may reasonably be expected to cause economic or reputational injury to HSI or any of its Subsidiaries or (ii) such termination is or would be deemed to be for Cause under any employment or consulting agreement between HSI or any of its Subsidiaries and the Participant.



         (c) Other Termination. In the event of Termination of Employment or Termination of Consultancy for any reason other than as provided in Section 7(a) or in 7(b), all outstanding Options not exercised by the Participant prior to such Termination of Employment or Termination of Consultancy shall remain exercisable (to the extent exercisable by such Participant immediately before such termination) for a period of three (3) months after such termination, provided that the Committee in its discretion may extend such time period to up to one (1) year from the date of the Participant's Termination of Employment or Termination of Consultancy, and provided further that no Options that were not exercisable during the period of employment shall thereafter become exercisable.

8.   Nontransferability of Options

         No Option shall be transferable by the Participant otherwise than by will or under applicable laws of descent and distribution, and during the lifetime of the Participant may be exercised only by the Participant or his or her guardian or legal representative. In addition, no Option shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and no Option shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Option, or in the event of any levy upon any Option by reason of any execution, attachment or similar process contrary to the provisions hereof, such Option shall immediately become null and void.

9.   Rights as a Stockholder

         A Participant (or a permitted transferee of an Option) shall have no rights as a stockholder with respect to any Shares covered by such Participant's Option until such Participant (or Transferee) shall have become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property or distributions or other rights in respect to any such Shares, except as otherwise specifically provided for in this Plan.

10.  Determinations

         Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Committee shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Participants, HSI and its Subsidiaries, directors, officers and other employees of HSI and its Subsidiaries, and the respective heirs, executors, administrators, personal representatives and other successors in interest of each of the foregoing.

11.  Termination, Amendment and Modification


         The Plan shall terminate at the close of business on the tenth anniversary of the Effective Date, unless terminated sooner as hereinafter provided, and no Option shall be granted under the Plan on or after that date. The termination of the Plan shall not terminate any outstanding Options which by their terms continue beyond the termination date of the Plan. At any time prior to the tenth anniversary of the Effective Date, the Board or the Committee may amend or terminate the Plan or suspend the Plan in whole or in part. Notwithstanding the foregoing, however, no such amendment may, without the approval of the stockholders of HSI, (i) increase the total number of Shares which may be acquired upon exercise of Options granted under the Plan; (ii) change the types of employees, consultants or other advisors eligible to be Participants under the Plan; (iii) effect any change that would require stockholder approval under Rule 16b -3 (or any successor provision) promulgated under the Act; (iv) effect any change that would require stockholder approval under Section 162(m) of the Code; or (v) reduce the Purchase Price of any outstanding Options to an amount less than 100% of the Fair Market Value per share on the date of such amendment.


         Nothing contained in this Section 11 shall be deemed to prevent the Board or the Committee from authorizing amendments of outstanding Options of Participants, including, without limitation, the reduction of the Purchase Price specified therein (or the granting or issuance of new Options at a lower Purchase Price upon cancellation of outstanding Options), so long as all options outstanding at any one time shall not call for issuance of more Shares than the remaining number provided for under the Plan and so long as the provisions of any amended Options would have been permissible under the Plan if such Option had been originally granted or issued as of the date of such amendment with such amended terms.

         Notwithstanding anything to the contrary contained in this Section 11,
(i) no termination, amendment or modification of the Plan may, without the consent of the Participant or the transferee of such Participant's Option, alter or impair the rights and obligations arising under any then outstanding Option, and (ii) neither the Board nor the Committee may make any determination or interpretation or take any other action which would cause any member of the Committee to cease to be a "disinterested person" with regard to the Plan for purposes of Rule 16b-3 under the Act or an "outside director" with regard to the Plan as defined under Code Section 162(m).

         No Options may be granted hereunder and all outstanding Options shall terminate on January 1, 2000 if the HSI Closing has not occurred by such date.

12.  Non-Exclusivity

         Subject to the express provisions contained in the HSI Agreement, neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of HSI for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting or issuance of stock options, Shares and/or other incentives otherwise than under the Plan, and such arrangements may be either generally applicable or limited in application.

13.  Use of Proceeds

         The proceeds of the sale of Shares subject to Options under the Plan are to be added to the general funds of HSI and used for its general corporate purposes as the Board shall determine.

14.      General Provisions

         (a) Right to Terminate Employment or Consultancy. Neither the adoption of the Plan nor the grant of Options shall impose any obligations on the Company to continue the employment or engagement as a consultant of any Participant, nor shall it impose any obligation on the part of any Participant to remain in the employ of the Company, subject however to the provisions of any agreement between the Company and the Participant.


         (b) Purchase for Investment. If the Board determines that the law so requires, the holder of an Option granted hereunder shall, upon any exercise or conversion thereof, execute and deliver to HSI a written statement, in form satisfactory to HSI, representing and warranting that such Participant is purchasing or accepting the Shares then acquired for such Participant's own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (i) a registration statement on an appropriate form under the Securities Act, which registration statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (ii) a specific exemption from the registration requirements of the Securities Act, and that in claiming such exemption the holder will, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion, satisfactory in form and substance to HSI, from counsel approved by HSI as to the availability of such exception.


         (c) Trusts, etc. Nothing contained in the Plan and no action taken pursuant to the Plan (including, without limitation, the grant of any Option thereunder) shall create or be construed to create a trust of any kind, or a fiduciary relationship, between HSI and any Participant or the executor, administrator or other personal representative or designated beneficiary of such Partici pant, or any other persons. Any reserves that may be established by HSI in connection with the Plan shall continue to be part of the general funds of HSI, and no individual or entity other than

HSI shall have any interest in such funds until paid to a Participant. If and to the extent that any Participant or such Participant's executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from HSI pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of HSI.

         (d) Notices. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing to such Participant of notices and the delivery to such Participant of agreements, Shares and payments. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

         (e) Severability of Provisions. If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provisions had not been included.

         (f) Payment to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and their employees, agents and representatives with respect thereto.

         (g) Headings and Captions. The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

         (h) Controlling Law. The Plan shall be construed and enforced according to the laws of the State of New York.

15.  Issuance of Stock Certificates;
     Legends and Payment of Expenses

         (a) Stock Certificates. Upon any exercise of an Option and payment of the exercise price as provided in such Option, a certificate or certificates for the Shares as to which such Option has been exercised shall be issued by HSI in the name of the person or persons exercising such Option and shall be delivered to or upon the order of such person or persons.

         (b) Legends. Certificates for Shares issued upon exercise of an Option shall bear such legend or legends as the Committee, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of any agreements between HSI and the Participant with respect to such Shares.

         (c) Payment of Expenses. The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer and with the administration of the Plan.

16.  Listing of Shares and Related Matters


         If at any time the Board shall determine in its sole discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the award or sale of Shares under the Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.


17.  Withholding Taxes

         Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option, HSI shall have the right to require the Participant or such other person to pay to HSI the amount of any taxes which HSI may be required to withhold before delivery to such Participant or other person of cash or a certificate or certificates representing such Shares.

         Upon the disposition of Shares acquired pursuant to the exercise of an Incentive Stock Option, HSI shall have the right to require the payment of the amount of any taxes which are required by law to be withheld with respect to such disposition.

         Unless otherwise prohibited by the Committee or by applicable law, a Participant may satisfy any such withholding tax obligation by any of the following methods, or by a combination of such methods: (a) securing payment in cash or property in lieu of withholding; (b) authorizing HSI to withhold from the Shares otherwise payable to such Participant (1) one or more of such Shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation or (2) cash in an amount less than or equal to the amount of the total withholding tax obligation; or (c) delivering to HSI previously acquired Shares (none of which Shares may be subject to any claim, lien, security interest, community property right or other right of spouses or present or former family members, pledge, option, voting agreement or other restriction or encumbrance of any nature whatsoever) having an aggregate Fair Market Value, determined as of the date the with holding tax obligation arises, less than or equal to the amount of the total withholding tax obligation. A Participant's election to pay his or her withholding tax obligation (in whole or in part) by the method described in (b)(1) above is irrevocable once it is made, may be disapproved by the Committee and, if made by any director, officer or other person who is subject to Section 16(b) of the Act, must be made (x) only during the period beginning on the third business day fol lowing the date of release of HSI's quarterly or annual summary statement of sales and earnings and ending on the twelfth business day fol-lowing the date of such release; (y) not less than six months prior to the date such Participant's withholding tax obligation arises; or (z) during any other period in which a withholding election may be made under the provisions of Rule 16b -3.


18.  Section 16(b) of the Act

         All elections and transactions under the Plan by persons subject to
Section 16 of the Act involving Shares are intended to comply with all exemptive conditions under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

PROXY                          HENRY SCHEIN, INC.
                   135 DURYEA ROAD, MELVILLE, NEW YORK 11747

          This Proxy is solicited on behalf of the Board of Directors

   The undersigned, having duly received the Notice of Annual Meeting of Stockholders and the Proxy Statement, dated April 22, 1999, hereby appoints Stanley M. Bergman and Mark E. Mlotek, as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all shares of Common Stock of Henry Schein, Inc. held of record by the undersigned on April 8, 1999, at the Annual Meeting of Stockholders to be held at 4:00 p.m. on Wednesday, May 26, 1999 at the Huntington Hilton, 598 Broadhollow Road, Melville, New York and at any adjournments or postponements thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this Proxy.

 HENRY SCHEIN, INC.'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING
                                   PROPOSALS

1. PROPOSAL TO ELECT TWELVE DIRECTORS FOR TERMS EXPIRING AT THE 1999 ANNUAL MEETING.

      / /  FOR all nominees listed below               / /  WITHHOLD AUTHORITY
           (except as marked to the contrary)               to vote for all nominees listed below

   Stanley M. Bergman, James P. Breslawski, Bruce J. Haber, Gerald A. Benjamin, Leonard A. David, Mark E. Mlotek, Steven Paladino, Barry J. Alperin, Pamela Joseph, Donald J. Kabat, Marvin H. Schein and Irving Shafran

   INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.

   -----------------------------------------------------------------------------

2. PROPOSAL TO APPROVE AMENDMENTS OF THE 1994 STOCK OPTION PLAN

                   / / FOR      / / AGAINST      / / ABSTAIN

                               (See reverse side)

3. PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 25, 1999

                   / / FOR      / / AGAINST      / / ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

                                                 Please sign exactly as names
                                              appear on this Proxy. Where shares
                                              are held by joint tenants, both
                                              should sign. If signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              full title as such. If a
                                              corporation, please sign in full
                                              corporate name by president or
                                              other authorized person. If a
                                              partnership, please sign in
                                              partnership name by an authorized
                                              person.

                                              Dated: ___________________________

                                              __________________________________
                                                         (Signature)

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.